Exhibit 99.3

FINANCIAL STATEMENTS
AND
INDEPENDENT AUDITORS’ REPORT

HEATHERWOOD APARTMENTS, LTD.

December 31, 2006 and 2005

C O N T E N T S

PAGE

INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS

BALANCE SHEETS	2

STATEMENTS OF OPERATIONS	3

STATEMENTS OF PARTNERS' CAPITAL	4

STATEMENTS OF CASH FLOWS	5

NOTES TO FINANCIAL STATEMENTS	6

SUPPLEMENTAL INFORMATION

SCHEDULES OF ADMINISTRATIVE, UTILITIES, MAINTENANCE,
TAXES, INSURANCE, AND INTEREST EXPENSE	10

DONALD W. CAUSEY & ASSOCIATES, P.C.
Certified Public Accountants

    Donald W. Causey, CPA                                                                             P.O. BOX 775
    David M. Chesnut, CPA                                                                          516 Walnut Street
                                                                                                       Gadsden, Alabama 35902
                                                                                                     Telephone: (258) 543-3707
                                                                                                          Fax: (256) 543-9800

INDEPENDENT AUDITORS' REPORT

    To the Partners
    Heatherwood Apartments, Ltd.
    Alexander City, Alabama

    We have audited the accompanying balance sheets of Heatherwood Apartments, Ltd., a limited partnership, as of December 31, 2006 and 2005, and the related statement of operations, partners' capital and cash flows for the years then ended.  These financial statements are the responsibility of the partnership's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted the audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that the audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heatherwood Apartments, Ltd., as of December 31, 2006 and 2005, and the results of its operations, changes in partners’ capital and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

    The audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole.  The supplemental information on pages 10 and 11 is presented for purposes of additional analysis and is not a required part of the basic financial statements.  Such information has been subjected to the audit procedures applied in the audit of the basic financial statements and, in our opinion is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

    DONALD W. CAUSEY & ASSOCIATES, P.C.
    Gadsden, Alabama
    March 7, 2007

HEATHERWOOD APARTMENTS, LTD.
BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005

ASSETS
CURRENT ASSETS
Cash	$ 15,440	$ 8,611
Tenant rent receivable	828	113
Prepaid insurance	2,201	2,413

TOTAL CURRENT ASSETS	18,469	11,137

RESTRICTED DEPOSITS AND FUNDED RESERVES
Tenant security deposits	7,627	7,658
Real estate tax and insurance escrow	41,167	37,644
Replacement reserve escrow	95,782	84,881

TOTAL RESTRICTED DEPOSITS AND FUNDED RESERVES	144,576	130,183

PROPERTY AND EQUIPMENT
Land	55,000	55,000
Buildings	1,573,524	1,573,524
Furniture and fixtures	14,290	14,290
	1,642,814	1,642,814
LESS ACCUMULATED DEPRECIATION	487,825	447,637

NET PROPERTY AND EQUIPMENT	1,154,989	1,195,177

OTHER ASSETS
Utility deposits	250	250

TOTAL OTHER ASSETS	250	250

TOTAL ASSETS	$1,318,284	$1,336,747

The accompanying notes are an integral part of these statements.

HEATHERWOOD APARTMENTS, LTD.
BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES
Accounts payable	$ 557	$ 536
Accrued property taxes	2,209	2,207
Accrued payroll and taxes	495	495
Accrued management fees	4,566	4,461
Accrued interest	56,624	52,001
Rent received in advance	236	226

TOTAL CURRENT LIABILITIES	64,687	59,926

LONG-TERM DEBT	869,600	874,264

TENANT SECURITY DEPOSITS	7,340	10,882

TOTAL LIABILITIES	941,627	945,072

PARTNERS’ CAPITAL	376,657	391,675

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$1,3l8,284	$1,336,747

The accompanying notes are an integral part of these statements.

HEATHERWOOD APARTMENTS, LTD.
STATEMENTS OF OPERATIONS
Years Ended December 31, 2006 and 2005

	2006	2005

REVENUE
Rental income:
Tenants	$ 115,552	$ 109,514
Laundry income	3,037	2,831
Interest income	1,269	1,351
Security deposit forfeited	5,314	--
Late charges	820	444

TOTAL REVENUE	125,992	114,140

EXPENSES
Administrative	20,974	20,334
Utilities	5,321	3,941
Management fee	12,174	11,667
Maintenance and operations	35,136	30,655
Taxes	10,426	10,679
Insurance	7,568	10,010
Interest	4,623	4,624
Depreciation	40,188	39,939

TOTAL EXPENSES	136,410	131,849

NET LOSS	$ (10,418)	$ (17,709)

The accompanying notes are an integral part of these statements.

HEATHERWOOD APARTMENTS, LTD.
STATFMENTS OF PARTNERS' CAPITAL
Years Ended December 31, 2006 and 2005

		Gateway		Gateway Tax
		Construction	Allan	Credit
		Corporation	Rappuhn	Fund III, Ltd.
		General	General	Limited
	TOTAL	Partner	Partner	Partner

Balance,
January 1,2005	$417,384	$(36,057)	$(52,587)	$506,028

Less:
Capital withdrawal	8,000	--	5,550	2,450

Deduct:
Net loss for year	17,709	89	89	17,531

Balance,
December 31, 2005	391,675	(36,146)	(58,226)	486,047

Less:
Capital withdrawal	4,600	--	3,000	1,600

Deduct:
Net loss for year	10,418	52	52	10,314

Balance,
December 31, 2006	$376,657	$(36,198)	$(61,278)	$474,133

The accompanying notes are an integral part of these statements.

HEATHERWOOD APARTMENTS, LTD.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2006 and 2005

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (10,419)	$ (17,709)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation	40,188	39,939
(Increase) Decrease in accounts receivable	(715)	222
(Increase) Decrease in prepaid insurance	212	1,690
(Increase) Decrease in escrow for insurance and taxes	(3,523)	(15,354)
Increase (Decrease) in accounts payable	22	(22)
Increase (Decrease) in accrued property taxes	2	(4)
Increase (Decrease) in accrued management fees	105	--
Increase (Decrease) in accrued interest	4,623	4,624
Increase (Decrease) in rent received in advance	10	201
Net security deposits received (paid)	(3,511)	3,705

NET CASH PROVIDED BY OPERATING ACTIVITIES	26,994	17,292

CASH FLOWS FROM INVESTING ACTIVITIES
Deposits to reserve for replacements	(10,901)	(11,056)
Withdrawals from reserve for replacements	--	22,560
Purchase of fixed assets	--	(22,560)

NET CASH USED IN INVESTING ACTIVITIES	(10,901)	(11,056)

CASH FLOWS FROM FINANCING ACTIVITIES
Debt reduction:
Long-term	(4,664)	(7,526)
Capital withdrawals	(4,600)	(8,000)

NET CASH USED IN FINANCING ACTIVITIES	(9,264)	(15,526)

NET INCREASE (DECREASE) IN CASH	6,829	(9,290)

CASH AT BEGINNING OF YEAR	8,611	17,901

CASH AT END OF YEAR	$ 15,440	$ 8,611

The accompanying notes are an integral part of these statements.

HEATHER WOOD APARTMENTS, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

    NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The summary of significant accounting policies of Heatherwood Apartments, Ltd., a limited partnership, is presented to assist in understanding the Partnership's financial statements.  The financial statements and notes are representations of the Partnership's management who is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

    Basis of Accounting

    The Partnership's books are recorded on the cash basis. Memorandum entries, while not recorded in the books of the Partnership, have been made in the financial statements to conform with accounting principles generally accepted in the United States of America.

    Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

    Cash and Cash Equivalents

    For purposes of the statement of cash flows, cash equivalents include savings accounts arid all certificates of deposit with original maturities of three months or less.  However at December 31, 2006 and 2005, the Partnership had no cash equivalents.

    Allowance for Doubtful Accounts

    The general partners consider all accounts receivable to be fully collectible; accordingly no allowance for doubtful accounts is required.

    Property and Equipment

    Land, buildings and improvements are recorded at cost.  Maintenance and repairs are charged to expense as incurred and improvements are capitalized.  Disposals of depreciable property are recorded to the appropriate property accounts by reducing the related costs and accumulated depreciation.  The resulting gains and losses are reflected in the statement of operations.  Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range as follows:

Years
Buildings and Improvements                                                  25-40
Furniture and Fixtures                                                                5-10

    Total depreciation expense for December 31, 2006 and 2005 is $40,188 and $39,939, respectively.

HEATHERWOOD APARTMENTS, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

    NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – CONTINUED

    Rental Income

    Rental income is recognized as rentals become due.  Rental payments received in advance are deferred until earned.  All leases between the partnership and the tenants of the property are operating leases.

    Income Taxes

    No provision or benefit for income taxes has been included in these financial statements, since taxable income or loss passes through to, and is reportable by, the partners individually.

    SFAS No. 144

    Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The adoption of SFAS No. 144 has not materially affected the partnership's reported earnings, financial condition or cash flows.

    NOTE B - NATURE OF OPERATIONS

    Heatherwood Apartments, Ltd., was organized under the laws of Alabama limited partnership to develop, construct, own, maintain and operate a 36 unit rental housing project for persons of low and moderate income.  The project is located in Alexander City, Alabama and is currently known as Heatherwood Apartments.  The Partnership has qualified for and is receiving low-income credit established by the Tax Reform Act of 1986.

    NOTE C - FAIR VALUE

    The Partnership has a number of financial instruments, none of which are held for trading purposes.  The Partnership estimates that the fair value of all financial instruments at December 31, 2006 and 2005 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet.  The estimated fair value amounts have been determined by the Partnership using available market information and appropriate valuation methodologies.  Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and, accordingly, the estimates are not necessarily indicative of the amounts that the Partnership could realize in a current market exchange.

    NOTE D - LONG-TERM DEBT

    Long-term debt at December 31, 2006 and 2005 consists of a note payable to Alabama Housing Finance Authority in the amount of $869,600 and $874,264.  The pre-default interest rate payable is fixed at one-half of one percent (1/2 of 1%) per year for the term of the note.  Pre-default interest shall accrue and compound annually and shall be payable at the maturity date (20 years after November 29, 1994).

    In the event of default, the interest rate on the entire unpaid balance of the note shall increase to the greater of 1) twelve percent (12%) per year or 2) four percent (4%) per year in excess of the prime rate published in The Wall Street Journal under the heading "money rates", until the default is cured or the note is paid in full.

HEATHERWOOD APARTMENTS, LTD.
NOTES TO FINANCIAL STATEMENTS
December 31, 2006 and 2005

    NOTE C - LONG-TERM DEBT – CONTINUED

    The loan agreement imposes certain conditions on the partnership regarding operating policies, distributions to partners, incurrence of future borrowings aside from those necessary to meet current expenses, rental charges and certain operating expenses.

    Total interest expensed and accrued was $4,623 and $4,624 in 2006 and 2005, respectively.

    In accordance with the loan agreement, a reserve for replacements account is to maintain the minimum amount of $64,000.  The account shall be opened with an initial lump sum in the amount of $15,000 with monthly contributions to be made in the amount of $667 on the 15th day of each month.  Such contributions are required during any month in which the account balance is less than the minimum reserve amount.

    NOTE D - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

    Amounts Paid to Related Parties

    During 2006 and 2005, the Partnership paid distributions to the partners from excess cash flows as follows:

	2006	2005

Allan Rappuhn, the general partner.	$ 3,000	$ 5,550

Gateway Tax Credit Fund III, Ltd., the limited partner.	1,600	2,450

	$ 4,600	$ 8,000

    NOTE G - TAXABLE INCOME (LOSS)

    A reconciliation of financial statement net earning (loss) to taxable income (loss) of the partnership for the years ended December 31, 2006 and 2005 is as follows:

	2006	2005

Financial statement net earnings (loss)	$ (10,418)	$ (17,709)

Adjustments
Excess of depreciation for income tax
purposes over Financial reporting purposes	17,985	18,497

Taxable income (loss) as shown on tax return	$ (28,403)	$ (36,206)

SUPPLEMENTAL INFORMATION

HEATHERWOOD APARTMENTS LTD.
SCHEDULES OF ADMINISTRATIVE, UTILITIES
MAINTENANCE, TAXES, INSURANCE, AND INTEREST EXPENSE
Years Ended December 31, 2006 and 2005

	2006	2005

ADMINISTRATIVE EXPENSES
Accounting	$ 3,100	$ 3,100
Auditing	542	317
Advertising	182	181
Credit bureau expense	462	--
Educational seminars	1,128	995
Legal fees	78	--
Office expense and postage	2,376	3,080
Salaries – manager	12,289	11,983
Telephone	817	678

	$ 20,974	$ 20,334

UTILITIES
Electricity	$ 3,745	$ 2,919
Water	1,010	559
Sewer	566	463

	$ 5,321	$ 3,941

MAINTENANCE EXPENSE
Grounds upkeep	$ 9,788	$ 9,921
Salaries – maintenance	1,333	--
Repairs – appliances	132	908
Repairs – buildings	448	3,390
Repairs – heating and air conditioning	4,141	3,708
Repairs – plumbing	1,578	2,557
Repairs – painting	2,105	1,997
Apartment clean-up labor	1,252	1,937
Pest Control	6,612	2,389
Garbage and trash removal	2,077	1,856
Supplies	5,670	1,992

	$ 35,136	$ 30,655

HEATHERWOOD APARTMENTS, LTD.
SCHEDULES OF ADMINISTRATIVE UTILITIES,
MAINTENANCE, TAXES, INSURANCE, AND INTEREST EXPENSE
Years Ended December 31, 2006 and 2005

	2006	2005
TAXES
Taxes and licenses	$ 9,129	$ 8,926
Payroll taxes	1,297	1,753

	$ 10,426	$ 10,679

INSURANCE EXPENSE
Property insurance	$ 7,372	$ 9,469
Worker’s compensation	196	541

	$ 7,568	$ 10,010

INTEREST EXPENSE
Interest on mortgage	$ 4,623	$ 4,624